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Operator
Welcome to the Dycom results conference call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session. Instructions will be given at that time.
(OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded.
I would now like to turn the conference over to Steven Nielsen. Please go ahead.

Steven Nielsen - Dycom Industries — CEO
Thank you, Mary. Good morning, everyone. I would like to thank you for attending our first quarter fiscal 2009 Dycom results conference call. During the call, we will be referring to a slide presentation which can be found on our website, www.dycomind.com, under the heading Investors and subheading Event Details.
Relevant slides will be identified by number throughout our presentation. Going to slide one, today we have on the call Tim Estes, our Chief Operating Officer; Drew DeFerrari, our Chief Financial Officer; and Rick Vilsoet, our General Counsel. Now I will turn the call over to Rick Vilsoet. Rick?

Rick Vilsoet - Dycom Industries — General Counsel
Thank you, Steve. Referring to slide two, except for historical information, the statements made by Company management during this call may be forward-looking and are made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectation, estimates and projections, and involve known and unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s periodic filings with the Securities & Exchange Commission. The Company assumes no obligation to update forward-looking statements. Steve?

Steven Nielsen - Dycom Industries — CEO
Thanks, Rick. Yesterday, we issued a press release announcing our first quarter 2009 results. As you review this release, it is important to note the following.
During the first quarter, we wrote off deferred financing costs of $0.6 million in connection with the replacement of our existing credit facility with a new credit facility. For clarity and to enable comparability between periods, my comments will be limited to results from continuing operations excluding this item. A reconciliation of the non-GAAP results to our GAAP results has been provided with our press release as well as on slide 12.

Moving to slide three, results of $0.28 per share for the first quarter exceeded the upper end of our earnings per share expectations. Revenue increased sequentially by 3.7%, and organic year-over-year growth was 1.3% for the quarter, including $15 million of hurricane restoration work. Volumes were mixed from telephone companies as some customers deployed capital for new network initiatives while all customers tightly managed routine capital and maintenance expenditures. Construction spending by cable customers was generally stable, installation activity firmed throughout the first two months of the quarter but was pressured in October as the overall economy slowed noticeably.
Margins continued to improve sequentially, but remained pressured year over year. Cost of earned revenues was positively impacted by fuel costs that decreased over 60 basis points sequentially from the fourth quarter, but increased over 50 basis points from the year-ago quarter. G&A expenses reflected increased legal and professional fees, and payroll costs as well as a sequential increase in incentive compensation as financial results improved. Cash flow from operations was in line seasonally, reflecting the payment of our year-end incentive compensation and the semi-annual interest on our notes. Additionally, we deployed working capital during October to support our hurricane restoration efforts and paid our previously disclosed wage and hour class action settlement. Share repurchases were suspended in the quarter due to the uncertainty in the financial markets.
Going to slide four, during the quarter, we experienced the effects of an overall economy which deteriorated in the latter half of October. Revenue from Verizon was flat sequentially and up year over year. At $64.8 million or 19.4% of revenue, Verizon was our largest customer.
Revenue from AT&T was down sequentially and down year over year. AT&T was our third largest customer at $52.4 million or 15.7% of total revenue. Revenue from Comcast was $53.8 million. Comcast was Dycom’s second largest customer for the quarter at 16.1% of revenue. Time-Warner Cable was our fourth largest customer with revenues of $26.3 million or 7.9% of total revenue, reflecting mixed upgrade activity and installation volumes. Revenue from Embarq was down sequentially by $2 million, and down slightly year over year. Embarq was our fifth largest customer at 5.5% of total revenue.
All together our top five customers represented 64.6% of revenue, and were up organically 2.8%. All other customers declined organically 1.3%. Interestingly, our seventh and eighth largest customers, Windstream and Qwest, grew at a combined rate of 58% year over year, reflecting increased capital spending.
Now moving to slide five, backlog at the end of the first quarter was $1.150 billion versus $1.313 billion at the end of the fourth quarter, a decrease of approximately $163 million. Of this backlog, approximately $715 million is expected to be completed in the next 12 months. During the quarter, we continue to book new work and renew existing work.
From AT&T, we received three-year extensions to our Orangeburg, South Carolina master construction contract and our Upstate, South Carolina underground facility locating contract. For Comcast, a system upgrade of Sacramento, California, and system audit in Illinois, and for ETC Canyons, a pipeline installation project in Colorado. Headcount declined during the quarter to 10,355, reflecting continued right sizing of our workforce in a recessionary overall economy. Now I will turn the call over to Drew for his financial review.

Drew DeFerrari - Dycom Industries — CFO
Thanks, Steve, and good morning, everyone. As I discuss the financial results for the quarter, please note that during that the first quarter of fiscal 2009, we incurred a pre-tax charge of approximately $0.6 million for the early termination of our prior credit agreement upon entering into a new three-year credit agreement. We have provided a reconciliation to the GAAP measures in the press release, and also in the appendix of the slide presentation for today’s call.
Now for the financial results. Going to slide number six of the presentation, contract revenues for the first quarter of 2009 were $334 million, which was up 1.3% from last year’s Q1 revenue of $329.7 million. Our first quarter 2009 revenue included approximately $15.0 million for restoration services related to hurricane damage in the Southern United States. Excluding the item I mentioned in my opening remarks, income from continuing operations for the first quarter was $10.9 million, compared to $15.3 million in the first quarter of 2008. Fully diluted earnings per share for the quarter were $0.28 per share, excluding $0.01 per share expense for the adjusting item, compared to $0.37 per share in the prior year.
Turning to slide number seven, on a year over year basis, our cost of earned revenues increased by 118 basis points as a percentage of revenues. This increase was specifically driven by higher labor and related costs in relation to our current operating levels, which resulted in a 156 basis point increase in costs. Additionally, we experienced higher fuel costs on a year over year comparison of 51 basis points, resulting in total fuel costs of 3.9% of contract revenue for our Q1 2009. Partially offsetting these increases was a 70 basis point decrease in other equipment costs, and a 21 basis point reduction for insurance costs reflecting lower loss activity.
General and administrative costs increased 48 basis points from the year-ago period, due to a 36 basis point increase in payroll and related expenses and a 37 basis point increase in professional fees related to information technology initiatives. These increases were partially offset by lower stock-based compensation in the current quarter which totaled approximately $1.5 million, compared to $2.1 million in the prior year first quarter. Depreciation increased year-over-year as a result of the capital expenditures that we made during fiscal 2008. Interest expense increased during the quarter due to the borrowings under our new credit agreement and due to higher overall borrowing costs. The effective tax rate for the quarter was 40.0%, compared to 38.8% for the first quarter of fiscal 2008.
Now turning to slide number eight, our financial position remains strong in our Q1 2009. During the quarter, we entered in to a new three-year credit agreement with a syndicate of banks that provides for $195 million of total capacity along with an accordion feature to add $100 million of additional capacity with certain limitations. We ended the quarter with $45.7 million of cash. We had $30 million of borrowings outstanding and approximately $52 million of letters of credit outstanding under the credit agreement. This provides us with approximately $113 million of remaining availability as of the end of our fiscal Q1.
Now turning to slide number nine, cash flow from operations were $4.1 million during the quarter, and reflect the funding of working capital during October to support the hurricane restoration work and the payment of approximately $8.6 million for a previously disclosed wage and hour class action settlement. Capital expenditures, net of disposals, were lower sequentially at $8.0 million. Combined DSO and trade receivables and net unbilled revenues was up slightly from the fourth quarter to 69 days from 68 days. Now I will turn the call back over to Steve.

Steven Nielsen - Dycom Industries — CEO
Thanks, Drew, going to slide 10. In summary, despite a progressively challenging economic backdrop, Dycom continued to demonstrate strengths. First and foremost, we maintained solid customer relationships throughout our markets. Several significant contract extensions and awards were secured at attractive pricing. Secondly, the strength of those relationships and the value we can generate for our customers has allowed us to be at the forefront of evolving industry opportunities.
The drivers of these opportunities are as strong as ever. The nation’s leading two RBOCs continue to deploy fiber deeper into their networks, and these developments will drive broad industry developments for the next several years. Additionally, we are encouraged that cable operators are planning to deploy a number of new technologies, which will enable them to significantly increase the effective bandwidth of their networks and offer new products to consumers. And finally, we are strong financially, maintaining ample liquidity and a strong balance sheet, positioning Dycom to weather what may be a difficult overall economic climate. As our industry continues to evolve, we believe our fundamental strengths will allow us to remain one of the best positioned firms in our industry, able to exploit profitable growth opportunities.
And finally moving to slide 11, after weighing all of the factors we have discussed today as well as our current expectations, we have updated our forecast as follows. For the second quarter of fiscal 2009, we anticipate earnings per share of $0.02 to $0.07 on revenues of $250 million to $270 million. This outlook anticipates a recessionary U.S. economy, seasonally normal weather, G&A expenses lower on a sequential basis versus Q1 of fiscal 2009, reflecting cost-reduction initiatives, a decrease in other income from our first quarter as we anticipate a decline in the number of assets which will be sold in the second quarter, consistent levels of depreciation during the second quarter versus the first quarter, modest capital expenditures; all of which, together, will generate significant free cash flow.
While it is clear that the nation’s economy is in recession and may impact the spending plans of our customers, we remain encouraged that our major customers possess significant financial strength and remain committed to multi-year capital spending initiatives. We have adjusted our business to address a poor economic environment and these adjustments are intended to fortify our strong balance sheet and meaningfully increase our liquidity. We remain confident in our strategies, the prospects for our company, the capabilities of our able employees, and the experience of our management team who have successfully managed through difficult economic times before. Now Mary, we’ll open the call for questions.

Operator Thank you. (OPERATOR INSTRUCTIONS). And our first question from the line of Jack Kasprzak from BB&T Capital Markets. Please go ahead.

Jack Kasprzak - BB&T Capital Markets — Analyst
Thanks. Good morning, everyone.

Steven Nielsen - Dycom Industries — CEO
Good morning, Jack.

Drew DeFerrari — Dycom Industries — CFO
Good morning.

Jack Kasprzak - BB&T Capital Markets — Analyst
Hi. I wanted to ask about the new credit agreement and the covenants. Could you tell us what those covenants are?

Steven Nielsen - Dycom Industries — CEO
Sure. Go ahead, Drew.

Drew DeFerrari - Dycom Industries — CFO
Sure. Good morning, Jack. The credit agreement we entered into earlier in the quarter, it has typical covenants. There’s consolidated leverage ratio, interest coverage and tangible net worth, are the primary ones.

Jack Kasprzak - BB&T Capital Markets — Analyst
Can you tell us the — ?

Steven Nielsen - Dycom Industries — CEO
Sure. Sure. We’ll be filing the credit facility with the 10-Q this week. It’s a typical consolidated leverage test of three times.

Jack Kasprzak - BB&T Capital Markets — Analyst
Okay.

Steven Nielsen - Dycom Industries — CEO
And 2.7 times on interest coverage, which we clear in both instances by a wide margin.

Jack Kasprzak - BB&T Capital Markets — Analyst
Could you tell us for fiscal ‘09 what you expect CapEx to be?

Steven Nielsen - Dycom Industries — CEO
Yes. We’re thinking at that point, Jack, somewhere in the neighborhood of $25 million to $30 million. Now there are some opportunities to grow the business. If we pick up new work, it may be higher. But given our current view of the economy, we think that’s the right number absent any significant new growth.

Jack Kasprzak - BB&T Capital Markets — Analyst
All right. And I assume — you said diesel fuel was up year over year, but I assume it’s coming down fast. What would be a — if this is the right way to ask it — at the end of the quarter? Did it change a lot during the quarter? What is more the run rate as a percent of sales?

Steven Nielsen - Dycom Industries — CEO
Sure. It certainly came down throughout the quarter, Jack, with one caveat. Because of hurricane Ike’s impact on Houston, we did see, believe it or not, there were still high prices in the Southeast through October and also a little bit of shortage of availability. But I think on a run rate basis, somewhere in the 3% range versus the 3.5%, 3.6% in the quarter.

Jack Kasprzak - BB&T Capital Markets — Analyst
Great. Thanks a lot.

Operator
Thank you. Our next question is from the line of Simon Leopold from Morgan Keegan. Please go ahead.

Mark Carroll - Morgan Keegan & Co. — Analyst
Hi. This is Mark Carroll calling in for Simon. A few housekeeping questions. Can you do through your top ten customers? I know you’ve typically provided that in the past.

Drew DeFerrari - Dycom Industries — CFO
Sure. The top five are in the slide deck, Mark. I’ll just go through the six through ten. Charter was at 4.8%. Number seven was Windstream at 3.3%. Qwest was number eight at 3.1%. The Williams Companies were at 2.2%. And Cablevision was at 1.5%.

Mark Carroll - Morgan Keegan & Co. — Analyst
Okay. I’m sorry, you said 1.5%?

Drew DeFerrari - Dycom Industries — CFO
Correct.

Mark Carroll - Morgan Keegan & Co. — Analyst
Okay. Thanks. Now, you mentioned during the call, you suspended your share repurchase program. Any plans kind of going forward on that?

Steven Nielsen - Dycom Industries — CEO
Yes. What we are going to do is as we’ve made some adjustments in our G&A expenses and our plans on capital spending, we’re going to take a look at how the free cash builds up during the quarter. We have always opportunistically addressed acquisitions and share repurchases and I think we’ll continue to approach both of those the same way as we have in the past.

Mark Carroll - Morgan Keegan & Co. — Analyst
Just switching over to the segments, can you give us a feel for the breakout between telco and cable — percentage from the telecommunications segment?

Steven Nielsen - Dycom Industries — CEO
Yes. We can talk about revenue by each customer.

Drew DeFerrari - Dycom Industries — CFO
Yes. Mark, on the telecom side it was 47%, and then the cable side was 31.8%.

Mark Carroll - Morgan Keegan & Co. — Analyst
Just one more thing, looking forward, you mentioned the economic downturn as reason for lowering of the guidance, but is there anything more specific? Do you see it on the cable side, the telco side that you can speak to?

Steven Nielsen - Dycom Industries — CEO
Sure, Mark. The way we think you manage responsibly in a recession is you understand that on routine CapEx and maintenance expenditures, it kind of reasonably correlated overall economic activity. Volumes are probably going to be down.
We are encouraged on the larger initiatives that a number of our customers had. We think they remain committed. We’re doing engineering work for next year. Quite honestly, they may increase their programs in ‘09 versus ‘08. But we’re planning, given the economic climate that it may be a little bit lighter next year than this year. We’re just managing our business accordingly.

Mark Carroll - Morgan Keegan & Co. — Analyst
Okay. And just if you can give me one more. Are you seeing anything especially from the cables from the conversion from analog to digital? Are you seeing —

Steven Nielsen - Dycom Industries — CEO
Yes. We certainly are. Comcast announced that the project was underway, I believe in the Northwest. We’re a big part of their installation workforce in the Northwest. We continue to see that as happening next year in line with what they have indicated to the street.

Mark Carroll - Morgan Keegan & Co. — Analyst
Okay. In line, no slowdowns there.

Steven Nielsen - Dycom Industries — CEO
Yes.

Mark Carroll - Morgan Keegan & Co. — Analyst
Okay. Thanks.

Operator
Thank you. Our next question comes is from the line of John Rogers from D.A. Davidson. Please go ahead.

John Rogers - D.A. Davidson — Analyst
Good morning.

Steven Nielsen - Dycom Industries — CEO
Good morning, John.

John Rogers - D.A. Davidson — Analyst
I just wanted to follow up a little bit in terms of the outlook in to ‘09. You have been through some of these downturns before. I’m trying to get a sense from you, how do you see this shaping up? Obviously near-term outlook is going to be tougher, but is this something at this point that extends through ‘09? It sounds like there’s some hope that you might see an uptick— it sounds like later in the calendar year. I don’t know if that is what you were implying or not. Just how much visibility —

Steven Nielsen - Dycom Industries — CEO
All economic activity is going to drive routine CapEx and maintenance expenditures and I think were all encouraged that we’re going to have a concerted effort on the part of the government to stimulate the economy. In the past, these things are difficult, but as they always have an end. When they do, those type of expenditures will recover. In fact, they generally recover quickly because there may be some things that have been deferred while times are slow that they need to catch up on.
On the program work — the larger projects, the fiber deployments and the last question about analog to digital conversion, we see all of those progressing next year. But the same time, we have been through enough of these slowdowns to know that we have to manage a little more conservatively because in a recessionary environment, things just become a little bit more uncertain. So, were reacting to that with our cost reduction initiatives, and just making sure that all of the capital that we spend is prudent. That’s how you get through these things and we have done it before.

John Rogers - D.A. Davidson — Analyst
In terms of the employee count, you have brought that down in line with the business activity. How quickly can you bring that back? Or do you — and over the near term, seasonally, you’ll take it down further.

Steven Nielsen - Dycom Industries — CEO
Yes. I think the approach, John, is — that’s right. We’ll adjust it seasonally to the level of work activity. In a recession, when the world gets better, unemployment is usually higher and labor will be available when we need it. If we think back to 2003, 2004, we did not experience any labor shortages coming out of that recession where we had organic growth of 20-plus percent. We also used subcontractors and so part of that right-sizing effort is also with subcontractors. Once again, we’ve found that they will recover when the business needs them.

John Rogers - D.A. Davidson — Analyst
Okay. Lastly, you talked about some of your priorities for capital over the near term. I would assume that valuations on private companies have become a little bit more appealing. But other competitors or operators in this market have diversified outside of the telecom side. I’m wondering what your thoughts are there — you’ve got the utility-locating business, but —

Steven Nielsen - Dycom Industries — CEO
John, the way we have viewed acquisitions in the past in recessionary times is obviously you want to be careful because the outlook is more uncertain. We always think about valuation based on the forward outlook for these private businesses. You want to be careful, particularly in the earlier innings of the game, but that doesn’t mean that you don’t do them. We have in the past, but they have got to be accretive to our shareholders and have good returns on capital. Or we’ll be happy to run our own business, which is a good one.

John Rogers - D.A. Davidson — Analyst
And what about outside of —.

Steven Nielsen - Dycom Industries — CEO
Quite honestly, John, my view on a number of the adjacent areas are that they are fairly capital intensive. Our experience with capital-intensive programs when clients’ cost of capital is going up is that they are pretty hard to handicap 12 months out. I’m not sure that we would be — given that it would be an adjacent space and not something that we’re in currently, that we would be comfortable in making any big jumps outside the space. We might get there just about the time dollars are flowing back into our own space.

John Rogers - D.A. Davidson — Analyst
Okay. Thank you.

Steven Nielsen - Dycom Industries — CEO
Thanks, John.

Drew DeFerrari - Dycom Industries — CFO
Thanks, John.

Operator
Thank you. Our next question is from the line of Min Cho from FBR. Please go ahead.

Min Cho - FBR
Good morning.

Steven Nielsen - Dycom Industries — CEO
Good morning.

Min Cho, FBR
Can we get the revenue breakout for the electric utilities and underground locating business as well?

Drew DeFerrari - Dycom Industries — CFO
Sure thing Min. The underground facility locating was 15.4%, and then the electrical, utilities and other construction maintenance is 5.8%.

Min Cho, FBR
Okay. And just a quick question about — in the past, I think you have talked about fiber to the cell towers being an opportunity. Are you doing anything there now? Can you talk about the timing? And do you expect delays in those types of projects given the current environment? Or do you think that work that will continue to move forward regardless?

Steven Nielsen - Dycom Industries — CEO
Sure. We are actually performing a number of those projects all across the country. So, yes, we are in motion on probably 300, 400 sites at this point. That activity is being driven by the significant increase in data over wireless networks. The connections from the cell towers can be a congestion point when you get a lot of data on the network. While, like everything else in a recession that may be impacted, everything that I have seen for next year, shows that the wireless carriers are expecting significant increases in data. They are also going to new technology starting really, in 2010 that will even more accelerate the amount of data over the network. We think that’s a good driver. The primary folks that we’re working for on these projects are both cable and telephone companies that are very strong financially. We think that if it makes sense, they’ll be more than able to continue doing it.

Min Cho, FBR
Given the type of work that you are performing, are the margins pretty similar for your overall telecom and cable —

Steven Nielsen - Dycom Industries — CEO
It is very similar to the rest of our businesses. We have all of the skill sets, the supervision, and the technical abilities. Yes, we like the business and we’ll continue to address it.

Min Cho, FBR
All right. Great. Thank you.

Operator
Thank you. (OPERATOR INSTRUCTIONS). And we go to the line of Alan Mitrani from Sylvan Lake Asset Management. Please go ahead.

Alan Mitrani - Sylvan Lake Asset Management — Analyst
Hi, Thank you. What is your gross CapEx expectations for this year? I know you said $25 million to $30 million CapEx for ‘09. I assume you were talking net CapEx there.

Steven Nielsen - Dycom Industries — CEO
Yes. We were talking about net of disposals, Alan. We’ll monitor the disposals market, $4 million or $5 million, probably. We generally sell more in the spring and early summer than we do going in to the winter, so more in our third and fourth quarter.

Alan Mitrani - Sylvan Lake Asset Management — Analyst
You are meaningfully cutting your CapEx expectations from where you thought you would be just a quarter ago?

Steven Nielsen - Dycom Industries — CEO
That’s right. I think we’re reacting to the economic climate. We’re reacting to what we think the responsible position is for thinking about calendar ‘09. We have got plenty of cash flow. We have got plenty of availability on the revolver. If we need to spend more, we will. But right now, we’re not planning to.

Alan Mitrani - Sylvan Lake Asset Management — Analyst
And Drew, what was the gross CapEx number this quarter?

Drew DeFerrari - Dycom Industries — CFO
It was $9.3 million, Alan.

Alan Mitrani - Sylvan Lake Asset Management — Analyst
$9.3 million. Thank you. Also your SG&A expense, it seems like if I — actually stock-based comp. What are your expectations for the full-year stock-based comp? Or how should we model it out? It was $1.5 million this quarter?

Steven Nielsen - Dycom Industries — CEO
I think that’s about right going forward, Alan.

Alan Mitrani - Sylvan Lake Asset Management — Analyst
Okay. If I ex out stock-based comp from every quarter, it seems like your SG&A has actually risen over the last few quarters and is annualizing ex the stock-based comp around $25 million, $26 million. Can you tell us where the cuts will come and how meaningfully you plan to cut? Is it people? It is spending on legal or technology? Maybe just give us a sense of how you are going to get that SG&A down.

Steven Nielsen - Dycom Industries — CEO
I think, the short answer, Alan, is all of the above. We have addressed it, the actions have been taken. We revisited some initiatives on the IT side which are continuing but at much more reduced levels, consistent with where the economy is. We took at a look at our G&A structure and said, how do we think about the world next year? And let’s make sure that we adjust proactively rather than reactively. We have reduced both contractors and a number of employee positions. Not anything that somebody wants to do, but it’s the only responsible thing to do in an uncertain economic environment.

Alan Mitrani - Sylvan Lake Asset Management — Analyst
Okay. On your backlog, how much of your backlog includes a full-year of Verizon for this coming here? Give us a sense of what is included for there. Is it just included one quarter for the calendar — ?

Steven Nielsen - Dycom Industries — CEO
The Verizon work goes through the end of ‘09. The reasonable estimates are included in that backlog. As we have talked about before, Alan, as the percentage of the business that has been cable installation services has increased. The backlog is going to have a seasonal springing effect when we go in to the January quarter, just because as we renew these contracts, many of which we have had for 15, 20 years, that backlog will come back through.

Alan Mitrani - Sylvan Lake Asset Management — Analyst
Okay. Is the bidding environment getting tougher in general because your competitors are trying to get work in to fill the — to cover overhead?

Steven Nielsen - Dycom Industries — CEO
We have not seen that yet. It doesn’t mean it won’t happen, because it has happened before. We haven’t seen it. I think what is different about this environment is that there is, particularly for smaller private companies, very little access to capital.
Some of the traditional equipment financing companies have pulled out of the market. I think banks are being tighter about lending standards. Quite honestly, it would be difficult for somebody to meaningfully step up and grow their business privately in the current credit climate. Now that may improve. Obviously that’s what the government would like to have happen. But right now, I think it would be difficult to do that. We think that with our access to capital, that is a real advantage.

Alan Mitrani - Sylvan Lake Asset Management — Analyst
Can you remind us how much is left on the stock buyback as of today, let’s say?

Steven Nielsen - Dycom Industries — CEO
About $20 million, Alan.

Alan Mitrani - Sylvan Lake Asset Management — Analyst
$20 million. Thank you.

Operator
Thank you. Our next question is from the line of John Rogers from D.A. Davidson. Please go ahead.

John Rogers - D.A. Davidson — Analyst
Sorry, just one follow-up. How many shares are outstanding now or at the end of the quarter?

Steven Nielsen - Dycom Industries — CEO
About 39.3 million, John. It should be in the press release. That was basic. Drew, what was the fully diluted?

Drew DeFerrari - Dycom Industries — CFO
The total outstanding was the 39.366 million.

John Rogers - D.A. Davidson — Analyst
That is just on applicable — that was the actual outstanding at the end of the quarter?

Steven Nielsen - Dycom Industries — CEO
That’s correct.

John Rogers - D.A. Davidson — Analyst
Okay. Perfect. Thank you.

Operator
Thank you. There are no further questions.

Steven Nielsen - Dycom Industries — CEO
We thank everybody for attending our conference call. We’ll speak to you the last week of February for second quarter earnings. Thank you.

Operator
Thank you. Ladies and gentlemen, that does conclude our conference for today. You are using AT&T Executive Teleconference. You may now disconnect.